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Mangement's Report on Assessment of Compliance with Applicable Servicing Criteria
Chase Home Finance LLC (the "Asserting Party") is responsible for assessing compliance as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the
"Applicable Servicing Criteria"). This report covers the asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period (the "Platform").
The Asserting Party has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of
Regulation AB (the "Vendors"), to perform specific and limited activities or activities scripted by the Asserting Party as of and during the Reporting Period, and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the "Applicable Vendor Servicing Criteria").
The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors'
activities comply in all material respects with the Applicable Vendor Servicing Criteria. The Asserting Party (i) has not
identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor
Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Vendor Servicing Criteria as of December 31, 2007 and for the
Reporting Period.
The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting
Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting
Period with respect to the Platform, taken as a whole.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the
Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the
Reporting Period as set forth in this report.
Chase Home Finance LLC
Signed: /s/ Kim Greaves
Signed: /s/ Jim Miller
Name: Kim Greaves Name: Jim Miller
Title: Senior Vice President Title: Senior Vice President
Date: 02/25/2008 Date: 02/25/2008
EXHIBIT A
SERVICING C R I T E R I A
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed by
Servicer
Performed by
Vendor(s)
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X

1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X

1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain
a back-up servicer for the mortgage loans are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days following
receipt, or such other number of days specified in the
transaction agreements.
X
X
2,3
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as
set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of' the Securities Exchange
Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
access.
X
1
The Asserting Party monitors events of default as obligated pursuant to the transaction agreements.
2 The Asserting Party has determined that none of its vendors is a "servicer" as defined in Item 1101(j) of Regulation AB. The Asserting Party has
policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to such vendor.
3 An affiliate vendor deposits funds from customer transactions to a lockbox clearing account.
S E R V I C I N G C R I T E R I A

APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed by
Servicer
Performed by
Vendor(s)
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
agreements; (C) reviewed and approved by someone other
than the person who prepared the reconciliation: and (D)
contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
X
2,4
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
agreements; (C) are filed with the Commission as required by its rules and regulations: and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements.
X

1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
7
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
8
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is maintained as
required by the transaction agreements or related mortgage
loan documents.
X
1122(d)(4)(ii)
Mortgage loan and related documents are safeguarded as
required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in
accordance with the related mortgage loan documents are
posted to the Servicer's obligor records maintained no more
than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
4 Two vendors prepare account reconciliations on disbursement clearing accounts.
5
The Asserting Party provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements.
6 The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

7 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the
Asserting Party's records, or such other number of days specified in the transaction agreements.

The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.
S E R V I C I N G C R I T E R I A

APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed by
Servicer
Performed by
Vendor
1122(d)(4)(v)
The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid
principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
mortgage loans (e.g., loan modifications or re-agings) are
made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related pool
asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and
concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g.. illness or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related
mortgage loan documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an
annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan
documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the
transaction agreements.
X
X
2,9
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the
Servicer, or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X

Two vendors provide information used by the Asserting Party to pay taxes and insurance on behalf of obligors.

S E R V I C I N G C R I T E R I A

APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed by
Servicer
Performed by
Vendor(s)
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is
maintained as set forth in the transaction agreements.
X